                                                                  Exhibit 2.(d)

                           STOCK PURCHASE AGREEMENT

                                 by and among

                             FRI-MRD CORPORATION,

                                PRANDIUM, INC.

                                    and

                      LATIN INTELLECTUAL PROPERTIES, INC.

                          Dated As Of May 10, 2002

                                         TABLE OF CONTENTS
                                                                                                Page
                                                                                                ----

ARTICLE I - PURCHASE AND SALE OF STOCK.............................................................1
             SECTION  1.1  Purchase and Sale.......................................................1
             SECTION  1.2  Purchase Price..........................................................1
             SECTION  1.3  Working Capital Adjustment..............................................2

ARTICLE II - THE CLOSING...........................................................................4
             SECTION  2.1  Closing Date............................................................4
             SECTION  2.2  Transactions To Be Effected at the Closing..............................5

ARTICLE III - REPRESENTATIONS AND WARRANTIES.......................................................6
             SECTION  3.1  Representations and Warranties of Seller................................6
             SECTION  3.2  Representations and Warranties of Purchaser............................19

ARTICLE IV - COVENANTS............................................................................21
             SECTION  4.1  Conduct of Business....................................................21
             SECTION  4.2  Access to Information..................................................22
             SECTION  4.3  Consents...............................................................23
             SECTION  4.4  Further Assurances.....................................................25
             SECTION  4.5  Employee Benefit Plans.................................................25
             SECTION  4.6  Employees..............................................................26
             SECTION  4.7  Cooperation With Respect to Tax Matters................................27
             SECTION  4.8  Tax Indemnity..........................................................29
             SECTION  4.9  Financial Information..................................................30
             SECTION  4.10  Expenses..............................................................31
             SECTION  4.11  Insurance.............................................................31
             SECTION  4.12  Publicity.............................................................31
             SECTION  4.13  Certain Understandings................................................32
             SECTION  4.14  Cooperation with Respect to Insurance Matters.........................32
             SECTION  4.15  Closing Deliveries....................................................33
             SECTION  4.16  Notice and Cure.......................................................34
             SECTION  4.17  Updates to Disclosure Schedules.......................................34
             SECTION  4.18  Transition Services Agreement.........................................34
             SECTION  4.19  Covenant Not to Compete...............................................35
             SECTION  4.20  Exclusivity...........................................................35
             SECTION  4.21  Breakup Fee...........................................................35

ARTICLE V - SALE ORDER; TERMINATION FEE...........................................................35

             SECTION  5.1  Assumption of Agreement; Applicability of Article V....................36
             SECTION  5.2  Approval of this Agreement.............................................36

ARTICLE VI - CONDITIONS PRECEDENT.................................................................40
             SECTION  6.1  Conditions Precedent to Obligations of Purchaser.......................40
             SECTION  6.2  Conditions Precedent to Obligations of Seller..........................40

ARTICLE VII - TERMINATION AND AMENDMENT...........................................................41
             SECTION  7.1  Termination............................................................41
             SECTION  7.2  Effect of Termination..................................................42
             SECTION  7.3  Termination Fee........................................................42
             SECTION  7.4  Amendment..............................................................43

ARTICLE VIII - INDEMNIFICATION....................................................................43
             SECTION  8.1  Indemnification Generally..............................................43
             SECTION  8.2  Indemnification of Purchaser Indemnitees...............................43
             SECTION  8.3  Indemnification of Seller Indemnitees..................................43
             SECTION  8.4  Limitation on Indemnification Obligations..............................44
             SECTION  8.5  Cooperation............................................................44
             SECTION  8.6  Third Party Claims Procedure...........................................45
             SECTION  8.7  General................................................................46

ARTICLE IX - MISCELLANEOUS........................................................................47
             SECTION  9.1  Notices................................................................47
             SECTION  9.2  Interpretation.........................................................48
             SECTION  9.3  Severability...........................................................49
             SECTION  9.4  Counterparts...........................................................49
             SECTION  9.5  Entire Agreement.......................................................49
             SECTION  9.6  Governing Law; Forum...................................................49
             SECTION  9.7  Jurisdiction and Venue.................................................49
             SECTION  9.8  Survival of Representations............................................50
             SECTION  9.9  Assignment.............................................................50

             SECTION  9.10  No Third-Party Beneficiaries..........................................50
                  SECTION  9.11  Attorney's Fees..................................................50

EXHIBITS
           Exhibit A                 Post-Closing Escrow Agreement
           Exhibit B                 Form of Estoppel Certificate
           Exhibit C                 Form of Legal Opinion

SCHEDULES
           Schedule 3.1(a)           Restaurants
           Schedule 3.1(c)           Transaction Not a Breach
           Schedule 3.1(d)           Capital Stock
           Schedule 3.1(e)           Allowances, Rebates, Incentives and Coupons
           Schedule 3.1(f)(i)        Financial Statements
           Schedule 3.1(f)(iv)       Certain Liabilities
           Schedule 3.1(g)(i)        Permitted Liens
           Schedule 3.1(g)(iii)      Condition of Assets
           Schedule 3.1(h)           Material Contracts
           Schedule 3.1(i)           Property
           Schedule 3.1(j)           Litigation
           Schedule 3.1(k)           Applicable Laws
           Schedule 3.1(l)           Intellectual Property
           Schedule 3.1(m)           Conduct in Ordinary Course
           Schedule 3.1(n)           Insurance
           Schedule 3.1(o)           Licenses and Permits
           Schedule 3.1(p)           Employee Benefit Plans
           Schedule 3.1(q)           Environmental Matters
           Schedule 3.1(r)(i)        Employees and Labor Matters
           Schedule 3.1(r)(iii)      Workers Compensation
           Schedule 3.1(s)           Taxes
           Schedule 3.1(t)           Bank Accounts
           Schedule 4.1              Conduct of Business
           Schedule 4.3(a)(ii)       Liquor Licenses
           Schedule 4.5-1            Prandium Severance Plan
           Schedule 4.5-2            Severance Benefits
           Schedule 4.6              Resignations
           Schedule 6.1(b)           Required Seller Consents
           Schedule 6.2(b)           Required Purchaser Consents

                                      TABLE OF DEFINITIONS
                                      --------------------

Defined Term                                                   Initial Section Reference
------------                                                   -------------------------

Acquired Companies............................................                  Recitals
Affected Employee.............................................                    4.5(a)
Affiliates....................................................                       8.2
Agreement.....................................................           First Paragraph
Auction.......................................................                 5.2(b)(v)
Audit.........................................................                    4.7(h)
Bankruptcy Code...............................................                       5.1
Bankruptcy Court..............................................                    5.2(a)
Base Working Capital..........................................                    1.3(c)
Bid Deadline..................................................                 5.2(b)(i)
Breakup Fee...................................................                      4.21
Business......................................................                    3.1(a)
Closing.......................................................                       2.1
Closing Date..................................................                       2.1
Closing Notice................................................                       2.1
Closing Working Capital.......................................                1.3(d)(ii)
Closing Working Capital Statement.............................                    1.3(a)
COBRA.........................................................              3.1(p)(viii)
Code..........................................................              3.1(p)(i)(2)
Competing Agreement...........................................              5.2(b)(i)(l)
Confidentiality Agreement.....................................                    4.2(b)
Confirmation..................................................                       5.1
Current Employees.............................................                    4.5(a)
Damages.......................................................                    8.6(d)
Deposit.......................................................                    1.2(b)
Employee Benefit Plan.........................................              3.1(p)(i)(1)
Employee......................................................                       4.6
Environmental Laws............................................                    3.1(q)
ERISA.........................................................              3.1(p)(i)(1)
Escrow Agent..................................................                    1.2(b)
Escrow Funds..................................................                    1.2(b)
Escrowed Amount...............................................                    1.2(a)
Extension Period..............................................                       2.1
Final Order...................................................                    5.2(d)
Financial Statements..........................................                 3.1(f)(i)
GAAP..........................................................               3.1(f)(iii)
Governmental Authority........................................               3.1(g)(iii)
Hamlet........................................................                  Recitals
Indebtedness..................................................               1.3(d)(iii)
Indemnified Party.............................................                       8.5
Indemnifying Party............................................                       8.5

Initial Overbid...............................................                 5.2(b)(i)
Intellectual Property.........................................                    3.1(l)
Law...........................................................               3.1(g)(iii)
Leased Real Property..........................................                 3.1(i)(i)
Leases........................................................                 3.1(i)(i)
Liabilities...................................................               3.1(f)(iii)
Liens.........................................................                    3.1(c)
Material Adverse Effect.......................................               3.1(g)(iii)
Material Contracts............................................                    3.1(h)
Objection Letter..............................................                    1.3(b)
Ordinary Course of Business...................................               3.1(g)(iii)
Outside Date..................................................                    7.1(c)
Overbidder's Deposit..........................................              5.2(b)(i)(7)
Overbidder....................................................                 5.2(b)(i)
Owned Real Property...........................................                 3.1(i)(i)
Permitted Liens...............................................                3.1(g)(ii)
Permits.......................................................                    3.1(o)
Person........................................................                3.1(g)(ii)
Plan Affiliate................................................              3.1(p)(i)(2)
Post-Closing Escrow Agreement.................................                    2.2(c)
Post-Closing Employee Benefits................................                    4.5(b)
Post-Closing Period...........................................                    4.7(a)
Prandium......................................................           First Paragraph
Pre-Closing Escrow Agreement..................................                    1.2(b)
Pre-Closing Period............................................                    4.7(a)
Procedures Order..............................................                    5.2(b)
Projections...................................................                   4.13(a)
Purchase Price................................................                    1.2(a)
Purchase Price Adjustments....................................                    1.3(c)
Purchaser.....................................................           First Paragraph
Purchaser Indemnitee..........................................                       8.2
Qualified Overbidder..........................................                5.2(b)(ii)
Real Property.................................................                 3.1(i)(i)
Reorganization Case...........................................                       5.1
Sale..........................................................                       1.1
Sale Hearing..................................................                    5.2(b)
Sale Motion...................................................                    5.2(a)
Sale Order....................................................                    5.2(a)
Sales Procedures..............................................                    5.2(b)
Section 338 Election..........................................                    4.7(f)
Section 338 Incremental Tax Liability.........................                    4.7(g)
Securities Act................................................                    3.2(e)
Seller........................................................           First Paragraph
Seller Indemnitee.............................................                       8.3
Seller Threshold Amount.......................................                    8.4(c)
Seller's Insurance Policies...................................                    3.1(n)

Seller's Pre-Closing Claims...................................                   4.14(a)
Seller's Pre-Closing Liabilities..............................                   4.14(a)
Social Security Taxes.........................................                    4.7(h)
Stock.........................................................                  Recitals
Straddle Tax Returns..........................................                    4.7(a)
Sub 1.........................................................                  Recitals
Sub 2.........................................................                  Recitals
Subsidiary....................................................                    3.1(o)
Tax or Taxes..................................................                    4.7(h)
Tax Attributes................................................                    4.7(h)
Tax Returns...................................................                    4.7(h)
Termination Fee...............................................                       7.3
Third Party Claim.............................................                    8.6(e)
Transaction Documents.........................................                    2.2(c)
Transition Services Agreement.................................                      4.18
WARN Act......................................................                       4.6
Working Capital...............................................                 1.3(d)(i)

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 10, 2002, by and among FRI-MRD Corporation, a Delaware corporation ("Seller"), Prandium, Inc., a Delaware corporation ("Prandium") and Latin Intellectual Properties, Inc., a California corporation ("Purchaser").

                  WHEREAS, Seller owns all of the outstanding shares of capital stock (the "Stock") of The Hamlet Group, Inc., a California corporation ("Hamlet") and Hamlet owns all of the outstanding shares of capital stock of H.H. of Maryland, Inc., a Maryland corporation ("Sub 1") and H.H.K. of Virginia, Inc., a Virginia corporation ("Sub 2" and together with Hamlet and Sub 1, the "Acquired Companies");

                  WHEREAS, Prandium owns all of the outstanding shares of capital stock of Seller; and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the shares of Stock owned by Seller, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE I
                          PURCHASE AND SALE OF STOCK

                  SECTION  I.1  Purchase and Sale. Upon the terms and subject to
                                -----------------
the conditions set forth herein, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and accept from Seller, on the Closing Date (as defined below), all of Seller's rights, title and interest in and to the Stock (the "Sale").

                  SECTION  I.2  Purchase Price.
                                --------------

                           (a)  In consideration for the purchase by Purchaser
of the Stock, Purchaser shall pay to Seller on the Closing Date the sum of $15,000,000 (as adjusted pursuant to Section 4.7(g) hereof) (the "Purchase Price"). The Purchase Price shall be paid as follows: $500,000 (the "Escrowed Amount") in accordance with Section 2.2(c) hereof and the balance of the Purchase Price by wire transfer of immediately available funds to the account or accounts that Seller shall have designated. Seller shall designate such account or accounts at least two business days prior to the Closing Date. The Purchase Price shall be adjusted in accordance with the payments required, if any, pursuant to Section 1.3(c).

                           (b)  Purchaser will place in escrow with Chicago
Title Company (the "Escrow Agent"), pursuant to the terms and conditions of an escrow agreement (the "Pre-Closing Escrow Agreement") which is being executed and delivered by Purchaser, Seller and the Escrow Agent: (i) $75,000 upon execution and delivery of this Agreement ($50,000 of such amount being transferred from the good faith deposit held by Seller pursuant to the letter agreement, dated as of March 14, 2002, by and among Purchaser, Seller, Prandium and Hamlet, as amended), and (ii) $275,000 thirty-one days from the date of this Agreement (collectively, the "Deposit"). The Deposit and any interest or income thereon are collectively referred to as the "Escrow Funds." The Escrow Funds shall be held and released by the Escrow Agent in accordance with the terms and conditions of the Pre-Closing Escrow Agreement. The Escrow Funds shall not be deemed property of Seller or Prandium in any bankruptcy proceeding. Any cash included in the Escrow Funds as of the Closing Date and delivered to Seller at Closing shall be credited toward the Purchase Price.

                  SECTION  I.3  Working Capital Adjustment.
                                --------------------------

                           (a)  Within 60 days following the Closing Date,
Purchaser shall deliver to Seller a statement of Closing Working Capital (the "Closing Working Capital Statement"). Purchaser and its auditors will:

                                    (i)   make available to Seller and its
         agents, attorneys and accountants upon reasonable advance notice all records and workpapers reasonably necessary to understand the Closing Working Capital Statement and to calculate Closing Working Capital; and

                                    (ii)  allow Seller and its agents, attorneys
         and accountants upon reasonable advance notice to interview all personnel and independent auditors involved in the preparation of the Closing Working Capital Statement.

                           (b)  Within 30 days after its receipt of Purchaser's
calculation of Closing Working Capital, Seller may deliver to Purchaser a letter describing its exceptions to Purchaser's calculation of Closing Working Capital (an "Objection Letter"). If Seller fails to submit an Objection Letter within such period, the Closing Working

Capital Statement shall be conclusive and binding on Purchaser and Seller. If Seller submits an Objection Letter within such period, then (i) if both Purchaser's initial calculation of the Closing Working Capital and the Objection Letter contemplate a payment by the same party, then within five business days following receipt of the Objection Letter, such party shall pay to the other party the lesser of the payments contemplated by Purchaser's initial calculation of the Closing Working Capital and the Objection Letter, (ii) for 20 days following the date Purchaser receives the Objection Letter, Seller and Purchaser shall use commercially reasonable efforts to agree on the calculation of the Closing Working Capital and (iii) lacking such agreement, the Closing Working Capital calculation shall be referred to an independent "Big 4" accounting firm (the "Big 5" accounting firms excluding Arthur Andersen LLP) , who shall determine the correct Closing Working Capital within 30 days following such referral, which determination shall be final and binding on Purchaser and Seller for all purposes. The costs and expenses of the chosen independent accounting firm shall be borne by Purchaser and Seller in proportion to the difference between the payment contemplated by such parties proposed Closing Working Capital and the payment contemplated by the binding Closing Working Capital calculation determined by such accounting firm; provided, however, if the payment contemplated by the binding Closing Working Capital calculation is more favorable to a party than such party requested, all of such costs and expenses shall be borne by the other party.

                           (c)  If the Closing Working Capital exceeds the
Working Capital as of March 31, 2002 ("Base Working Capital"), Purchaser shall pay to Seller within 5 business days of the final determination of Closing Working Capital the amount of such excess, which shall be payable in cash by wire transfer or delivery of other immediately available funds. If Closing Working Capital is less than Base Working Capital, Seller shall pay to Purchaser within 5 business days of the final determination of Closing Working Capital the amount of such deficit, which shall be payable in cash by wire transfer or delivery of other immediately available funds. Interest at the Applicable Rate shall be paid from the Closing Date to the date of payment with respect to any adjustment amount due and payable pursuant to this subsection.

                           (d)  As used in this Agreement:

                                    (i)   "Working Capital" means the Acquired
         Companies' current assets, less current liabilities as would be reflected on a consolidated balance sheet of the Acquired Companies prepared in accordance with generally accepted accounting principles applied consistent with the combined audited balance sheet of the Acquired Companies as of December 30, 2001 included in the Financial Statements but excluding the current portion of Indebtedness, accrued interest on Indebtedness, self-insurance reserves, $48,288 of old uncashed checks payable by FRI-Admin Corporation, Koo Koo Roo, Inc. and Hamlet and deferred tax assets and liabilities.

                                    (ii)  "Closing Working Capital" means the
         Working Capital as of the close of business on the day immediately preceding the Closing Date and shall not include current assets reflecting net credit card receivables that are older than 10 days.

                                    (iii) "Indebtedness" shall mean all (a)
         indebtedness for borrowed money, including, without limitation, purchase money indebtedness, (b) indebtedness evidenced by bonds, notes, debentures or similar instruments, and (c) indebtedness represented by capital lease obligations.

                                  ARTICLE II
                                 THE CLOSING

                  SECTION  II.1 Closing Date. The consummation of the Sale (the
                                ------------
"Closing") shall take place at the offices of Prandium at 2701 Alton Parkway, Irvine, California 92606, or such other place as the parties shall mutually agree, at 10:00 a.m. (local time) on the date that is the later of (i) seventy-five days from the date hereof and (ii) two business days after the date on which the conditions set forth in Article VI, and, if applicable, Section 5.2(d), shall be satisfied or waived, or such other date as the parties shall mutually agree upon (the date of the Closing being herein referred to as the "Closing Date"). The Closing shall be deemed effective as of the end of the business day of the calendar day preceding the Closing Date. Purchaser may twice delay the Closing Date or, if applicable, the Outside Date set forth in Section 7.1(c) hereof, for 30 days (an "Extension Period") by payment to Seller of an extension payment of $75,000 for each Extension Period in addition to (i.e. not applied against) the Purchase Price by wire transfer of immediately available funds to the account or accounts designated by Seller; provided, however, that Purchaser shall not be required to make an extension payment to obtain the first Extension Period if two or more required Liquor License approvals have not been obtained on or prior to the original Closing Date. Purchaser must provide Seller with at least two business days prior written notice to obtain an Extension Period. At any time during an Extension Period, Purchaser has the sole right, upon at least two business days written notice (the "Closing Notice"), to discontinue the Extension Period and, if the conditions set forth in Article VI, and, if applicable, Section 5.2(d), have been satisfied or waived, the Closing shall occur on the date, which shall be prior to the last day of the Extension Period, specified in the Closing Notice and Seller shall credit to Purchaser's payment of the Purchase Price an amount equal to the pro-rata portion of the extension payment attributable to the unused portion of the Extension Period. If upon notice to obtain an Extension Period or at any time during an Extension Period, all of the conditions to Purchaser's obligation to purchase the Stock set forth in Section 6.1, or, if applicable, Section 5.2(d), are satisfied or waived, all such conditions shall thereafter be deemed irrevocably waived by Purchaser and the Closing Date shall occur on the last day of the Extension Period (or any subsequent Extension Period) or on the date specified in the Closing Notice, if applicable, without regard to the conditions set forth in
Section 6.1, or, if applicable, Section 5.2(d).

                  SECTION  II.2 Transactions To Be Effected at the Closing. At
                                ------------------------------------------
the Closing:

                           (a)  Seller shall deliver to Purchaser (i)
certificates representing the Stock, duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Seller and (ii) such other documents as provided in Section 4.15(a) and Section 6.1 of this Agreement; and

                           (b)  Purchaser shall deliver to Seller (i) payment as
provided in Section 1.2 and (ii) such other documents as provided in Section 4.15(b) and Section 6.2 of this Agreement.

                           (c)  Seller, Purchaser and Escrow Agent shall enter
into an escrow agreement, substantially in the form attached hereto as Exhibit A (the "Post-Closing Escrow Agreement" and together with the Pre-Closing Escrow Agreement and this Agreement, the "Transaction Documents") and Purchaser shall deposit the Escrowed Amount in cash with the Escrow Agent at the Closing pursuant to the Post-Closing Escrow Agreement. The Escrowed Amount shall be used as the first, but not the exclusive, source of satisfying Seller's indemnification obligations and Seller's obligations with respect to any amounts payable to Purchaser pursuant to the provisions of Section 1.3.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

                  SECTION III.1 Representations and Warranties of Seller. Except
                                ----------------------------------------
as set forth in the Schedules to this Agreement, Seller represents and warrants to Purchaser as follows:

                           (a)  Organization.  Seller and each of the Acquired
                                ------------
Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Collectively, the Acquired Companies have full power and authority to carry on the ownership and operation of the 14 restaurants described in Schedule 3.1(a) (together, the "Business") and to own or hold under lease the properties and assets they now own or hold under lease and each Acquired Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions required to carry on its Business, except for such failures that would not have a material adverse consequence on the Business. Seller has delivered or made available to Purchaser true, complete and correct copies of the articles of incorporation and by-laws of each of the Acquired Companies. Seller has delivered or made available to Purchaser copies of the minute books and stock books of each of the Acquired Companies which, to the knowledge of Seller, are true, complete and correct.

                           (b)  Authority.  The execution and delivery of this
                                ---------
Agreement, the performance by Seller of its obligations hereunder, and the execution and delivery by Seller of each of the additional documents contemplated hereby, have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, if required by Article V, upon entry of the Sale Order, and assuming the due execution and delivery of this Agreement by Purchaser, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                           (c)  Transaction Not a Breach.  Except as set forth
                                ------------------------
on Schedule 3.1(c) or as would not have a material adverse consequence on the Business, the execution and delivery of this Agreement and the Transaction Documents by Seller, the performance by Seller of the transactions contemplated thereby and the consummation of the transaction will not:

                                    (i)  constitute a default under the
         formation and organizational documents of Seller or any Material Contract;

                                    (ii)  constitute an event which would permit
         any party to terminate, or accelerate the maturity of any Indebtedness or other obligation under, any contract, agreement, lease, mortgage, note, bond, license or other instrument to which any Acquired Company is a party or by which the properties of the Acquired Companies are bound;

                                    (iii)  result in the creation or imposition
         of any liens, pledges or encumbrances (collectively "Liens") upon the Stock or the assets of the Acquired Companies; or

                                    (iv)  require any filing, authorization,
         consent, approval or other action under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                           (d)  The Stock.  Seller owns all of the outstanding
                                ---------
capital stock of Hamlet, and Hamlet owns all of the outstanding capital stock of Sub 1 and Sub 2. The entire authorized and issued capital stock of each of the Acquired Companies is set forth on Schedule 3.1(d). The shares of Stock are duly authorized, have been validly issued and are fully paid and nonassessable. Seller has (i) sole voting power with respect to the Stock, (ii) except pursuant to item 1 of Schedule 3.1(c), sole power to dispose of the Stock, and (iii) sole power to agree to Seller's obligations with respect to the Stock set forth herein. Except for this Agreement, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of any equity securities of Hamlet, Sub1 or Sub2, or any securities convertible into or exchangeable with any such equity securities. Upon consummation of the Acquisition, Purchaser will acquire title to the Stock, free and clear of all Liens, other than those arising from the actions of Purchaser.

                           (e)  Supplier Relationships and Discounts.  There is
                                ------------------------------------
no existing material dispute between the Acquired Companies and any of their suppliers or distributors. Except as disclosed on Schedule 3.1(e), reflected in the Financial Statements or as would not have a material adverse consequence on the Business, the Acquired Companies have not granted or agreed to provide any sales, trade or product promotion allowances, rebates or similar product promotions, incentives, discount coupons or gift certificates (expired or unexpired) and the Acquired Companies have no liability or obligation with respect to any of the foregoing. There is no agreement or other arrangement which would obligate the Acquired Companies to make any payment or pay any commission to any broker, employee, independent contractor or other Person in connection with the sale of the Acquired Companies' products.

                           (f)  Financial Statements.
                                --------------------

                                    (i)  Schedule 3.1(f)(i) contains the
         following financial statements of the Acquired Companies (the "Financial Statements"):

                                    (a) The audited consolidated balance sheet
                           of the Acquired Companies as of December 31, 2000 and the related audited statements of income, net consolidated equity and cash flows for the fiscal year then ended;

                                    (b) The audited consolidated balance sheet
                           of the Acquired Companies as of December 30, 2001 and the related statements of operations, net consolidated equity and cash flows for the fiscal year then ended; and

                                    (c) The unaudited consolidated balance sheet
                           of the Acquired Companies without notes thereto as of March 31, 2002.

                                    (ii)  On or prior to the Closing, Seller
         shall have supplemented Schedule 3.1(f)(i) with the unaudited consolidated balance sheet of the Acquired Companies without notes thereto most recently prepared by Seller in its ordinary course of business.

                                    (iii)  The Financial Statements are
         consistent with the books and records of the Acquired Companies and fairly present in all material respects the financial condition, assets and liabilities of the Acquired Companies, taken as a whole, as of the dates and periods indicated, and were prepared in accordance with generally accepted accounting principles ("GAAP") (except as otherwise indicated therein or in the notes thereto).

                                    (iv)  Except as set forth in Schedule
         3.1(f)(iv) Seller does not have any liabilities, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due ("Liabilities") except to the extent specifically reflected and accrued for or reserved against in the Financial Statements, or incurred in the Ordinary Course of Business from the date of the most recent consolidated balance sheet contained in the Financial Statements through the Closing Date. Except as set forth in Schedule 3.1(f)(iv) or reflected and accrued for or reserved against in the Financial Statements, none of the Acquired Companies have any Liability to Seller or any of its Affiliates (other than the Acquired Companies).

                           (g)  Title and Condition of Assets.
                                -----------------------------

                                    (i)  Ownership.  The Acquired Companies own
                                         ---------
         or lease all of the assets necessary to conduct the Business as presently conducted.

                                    (ii)  Title.  The Acquired Companies are
                                          -----
         vested with good and marketable title and interest in and to the assets used in the Business, free and clear of all Liens other than Liens (collectively, "Permitted Liens") (w) that will be released on or before the Closing, (x) that are set forth or described on Schedule 3.1(g)(i), (y) for current Taxes not yet due, or (z) which do not materially detract from the value or impair the use of the property subject thereto, or impair the operation of the Business, which have arisen only in the Ordinary Course of Business and which do not exceed $15,000 in the aggregate. No Person, other than Seller and the Acquired Companies own or have any right to the use or possession of the assets used in the Business. As used in this Agreement, "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

                                    (iii)  Adequacy, Condition.  Except as set
                                           -------------------
         forth on Schedule 3.1(g)(iii), the tangible, intangible, and other assets, plants and facilities owned by the Acquired Companies (A) are adequate for the operation of the Business, (B) are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business and (C) are in good working order and condition, ordinary wear and tear excepted, in each case, other than as would not constitute a material adverse consequence on the Business. Prior to the Closing, Seller shall have transferred or caused the transfer of ownership of any assets related to the operation of the Business and that are set forth in the Financial Statements or located at the premises of the Business but held by Seller or any of Seller's Affiliates other than the Acquired Companies to the appropriate Acquired Company. As used in this Agreement, an action in the "Ordinary Course of Business" shall mean an action taken by the Acquired Companies if (i) such action is taken in normal operation, consistent with past practices and, in the good faith judgment of the Acquired Companies, is not likely to result in a Material Adverse Effect, (ii) such action is not required to be authorized by the Shareholders, Board of Directors or any committee of the Board of the Directors of Seller and (iii) does not require any separate or special authorization or consent of any nature by any Governmental Authority or third party. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on the Business, financial condition, or results of operations of the Acquired Companies, but shall not include (i) any adverse effect that results from the taking of any action permitted or required by this Agreement or (ii) any adverse effect that results from a change in Law or GAAP. As used in this Agreement, "Law" means the common law of any state, or any provision of any foreign, federal, state or local law, statute, rule, regulation, order, permit, judgment, injunction, decree or other decision of any Governmental Authority legally binding on the relevant party or its properties. As used in this Agreement, "Governmental Authority" means any court, tribunal, authority, administrative agency, commission, official or other instrumentality of the United States or any domestic, state, county, city or other political subdivision.

                           (h)  Contracts.  Schedule 3.1(h) is a correct and
                                ---------
complete list of every current contract to which any of the Acquired Companies are a party that required payment by the Acquired Companies in the 12 month period ending on the date hereof of more than $50,000 or that has a remaining term of one year or more from the date hereof (a "Material Contract"). Correct and complete copies of each written Material Contract previously have been delivered or made available to Purchaser. Except as set forth on Schedule 3.1(h), none of the Acquired Companies are in material default, nor has any event occurred which with the giving of notice or the passage of time or both would constitute a material default by any of the Acquired Companies or any other party, under any Material Contract. To the knowledge of Seller, each of the Material Contracts is in full force and effect, is valid and enforceable in accordance with its terms and is not subject to any material claims, charges, set-offs or defenses.

                           (i)  Real Property.
                                -------------

                                    (i)  Property.  The real property listed in
                                         --------
         Schedule 3.1(i) constitutes all owned real property (the "Owned Real Property"), leased real property (the "Leased Real Property" and together with the Owned Real Property, the "Real Property") and improvements thereupon that are used or held for use in connection with the Business. Accurate and complete copies of all existing lease agreements with respect to the Leased Real Property have heretofore been delivered or made available to Purchaser ("Leases"). The Acquired Companies are not under contract to purchase or lease any real property other than pursuant to the Leases.

                                    (ii)  Easements.  To the knowledge of
                                          ---------
         Seller, the Acquired Companies have the benefit of all easements and rights necessary to conduct the Business. Except as disclosed in the title insurance policies, no easements have been granted by the Acquired Companies to other parties in connection with the Owned Real Property that would interfere with the operation of the Business or ownership of the assets of the Acquired Companies.

                                    (iii)  Condemnation.  To the knowledge of
                                           ------------
         Seller, no portion of the Real Property is subject to any pending or threatened condemnation proceeding or proceeding by any public authority.

                                    (iv)  Subleases.  The Acquired Companies
                                          ---------
         have not granted to any party or parties the right of use or occupancy of any portion of any parcel of the Real Property.

                                    (v)  Possession.  There are no parties
                                         ----------
         (other than the Acquired Companies) in possession of any parcel of the Real Property and the Acquired Companies enjoy peaceful and undisturbed possession of the Real Property.

                                    (vi)  Utilities.  All facilities located on
                                          ---------
         each parcel of the Real Property are supplied with utilities and other services necessary for the operation of such facilities, all of which services are adequate for the operation of the Business as presently conducted.

                                    (vii)  Zoning.  The Owned Real Property
                                           ------
         (including the use, occupancy and ownership thereof) does not violate any zoning, subdivision, wetlands preservation, building, land use or other ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record (including, but not limited to, the Americans With Disabilities Act and similar state and local laws), nor, has any such violation been claimed by, nor has any notice of any violation been issued by any governmental, public or quasi-public authority.

                                    (viii)  Compliance.  No written notice has
                                            ----------
         been issued to Seller or any of the Acquired Companies during the prior three years by any county, township or other governmental body or has been served upon Seller or any of the Acquired Companies requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Real Property. During the prior three years no written notice has been received by Seller or any of the Acquired Companies stating that the buildings on the Real Property, or the business presently conducted thereon by Seller, are not in compliance with any applicable Law, and, to the knowledge of Seller, such buildings or business are in compliance with all applicable Laws.

                                    (ix)  Condition.  To the knowledge of
                                          ---------
         Seller, except as set form on Schedule 3.1(g)(iii), the buildings, plants, structures and fixtures located on the Real Property, including, without limitation, heating, ventilation and air conditioning systems, roof, foundation and floors, are in satisfactory operating condition and repair for their present use in the operation of the Business.

                                    (x)  Title.  Seller has delivered or made
                                         -----
         available to Purchaser copies of all title insurance policies in the possession of Seller or any of the Acquired Companies that relate to the Owned Real Property. The Acquired Companies have good and marketable title to all Owned Real Property and a leasehold, license or similar interest in each parcel of Leased Real Property adequate for operation of the Business. Except for Permitted Liens and any exception listed on such title insurance policies, there are no Liens against any of the Owned Real Property and Seller has sole power to sell or dispose, hypothecate or transfer all Real Property, subject to the terms of the Leases.

                           (j)  Litigation.  Except as set forth on Schedules
                                ----------
3.1(j), 3.1(n) and 3.1(r)(iii), to the knowledge of Seller, there is no suit, action or proceeding pending, threatened or appealable against the Acquired Companies (or pending, threatened or appealable against any of the current or former officers, directors or employees of the Acquired Companies with respect to their activities in such capacities) before any court, arbitrator, or before any governmental department, commission, board, agency, or instrumentality that seeks (A) more than $50,000 in monetary damages, or (B) any material injunctive relief, and neither Seller nor the Acquired Companies have received any written notice that any such suit, action or proceeding is threatened. The Acquired Companies (i) are not subject to any judgment, order or decree of any court, arbitrator, or Governmental Authority which would be reasonably likely to have a Material Adverse Effect, and (ii) have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that the Acquired Companies are exposed, from a legal standpoint, to any liability which would be material to the Business. The Acquired Companies are not engaged in any legal action to recover monies due them or for damages sustained by them.

                           (k)  Compliance with Applicable Laws. To the
                                -------------------------------
knowledge of Seller, except as set forth on Schedule 3.1(k) and except for environmental matters (which are addressed in Section 3.1(r) of this Agreement), the conduct of the Acquired Companies substantially complies with all statutes, laws, regulations and ordinances applicable thereto, except where the failure to so comply would not have a Material Adverse Effect. To the knowledge of Seller, except as set forth on Schedule 3.1(k), in the past three years, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened in writing by any governmental agency with respect to the Business.

                           (l)  Intellectual Property.  Schedule 3.1(l) contains
                                ---------------------
a complete and correct list of all of the Intellectual Property (as defined below) used or held for use in the operation of the Business except for trade dress, know-how and trade secrets. Except as set forth on Schedule 3.1(l), to the knowledge of Seller (a) the Acquired Companies own and possess all right, title and interest in and to, or have a valid license to, all of the Intellectual Property necessary for the operation of the Business as presently conducted and none of such Intellectual Property which has been registered has been abandoned; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Intellectual Property has been made in writing against the Acquired Companies during the past three years and no such written claim is currently outstanding; (c) the Acquired Companies or any registered agent thereof have not received any written notices of an allegation of any infringement or misappropriation by, or other conflict with, any third party with respect to such Intellectual Property, nor has any such Person received any claims of infringement or misappropriation of or other conflict with any Intellectual Property of any third party; (d) the Acquired Companies have not infringed, misappropriated or otherwise violated in any material respect any Intellectual Property of any third party, nor will any infringement, misappropriation or other conflict with respect to such Intellectual Property occur as a result of the transactions contemplated hereby; and (e) no other Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, such Intellectual Property. As used in this Agreement, "Intellectual Property" means all material intellectual property rights, including, but not limited to, patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); trademarks, service marks, trade dress, trade names, corporate names; registered and unregistered statutory and common law copyrights; registrations, applications and renewals for any of the foregoing; trade secrets, proprietary know-how and recipes; and domain names and web sites; provided, however, "Intellectual Property" shall not include intellectual property rights of Prandium, Seller or their Affiliates (other than the Acquired Companies) used in connection with overhead and administration of their businesses.

                           (m)  Conduct in Ordinary Course.  Except for the
                                --------------------------
negotiation, execution and consummation of this Agreement and as set forth on
Schedule 3.1(m), since December 30, 2001, the Business has been conducted only in the Ordinary Course of Business, there has not been a Material Adverse Effect and no event has occurred that could reasonably be expected to have a Material Adverse Effect.

                           (n)  Insurance Policies.  Schedule 3.1(n) is a list
                                ------------------
of all insurance policies held by or otherwise protecting the assets of the Acquired Companies (the "Seller's Insurance Policies"), correct and complete copies of which policies have previously been delivered or made available to Purchaser. No representation or warranty is made by Seller hereunder that any such policy will not lapse or terminate by reason of consummation of the transactions contemplated hereby. All such material policies are in full force and effect. Such policies provide insurance coverage in reasonably sufficient amounts and against risks consistent with past practice. Schedule 3.1(n) also contains a list of all claims, other than claims related to workers compensation set forth on Schedule 3.1(r)(iii), filed by Seller or the Acquired Companies with any insurance company within the previous two years in connection with or relating to the Business or the assets of the Acquired Companies.

                           (o)  Licenses and Permits.  Except as set forth on
                                --------------------
Schedule 3.1(o), as would not have a Material Adverse Effect, or with respect to the Liquor Licenses which are held by Seller, the Acquired Companies hold all:
(i) Permits and approvals of Governmental Authorities necessary or desirable for the conduct, ownership, use, occupancy or operation of the Business and assets of the Acquired Companies (including, but not limited to, Permits required by Environmental and Safety Requirements and Permits required by the FDA, ABC, the USDA and State Food Authorities) and (ii) approvals, certifications and similar documents applicable to the Business from non-governmental entities which are necessary in the restaurant industry in which the Acquired Companies operate. Except as set forth on Schedule 3.1(o), Seller or the Acquired Companies are in compliance, in all material respects, with such Permits and approvals, all of which are in full force and effect, and none of Seller or any of the Acquired Companies have, in the last three years, received any written notices to the contrary, other than general non-material noncompliance notices from the USDA, the Alcohol Beverage Control Board ("ABC") of any state, the County Health Department and the FDA in the Ordinary Course of Business that were resolved in a timely manner. As used in this Agreement, "Permits" means all permits, licenses, approvals and authorizations by or of, or registrations with, any Governmental Authorities, including but not limited to, vehicle and business licenses. As used in this Agreement, "Subsidiaries" or "Subsidiary" of Seller, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Seller (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                           (p)  Employee Benefit Plans.
                                ----------------------

                                    (i)   As used in this Agreement, the
         following terms shall have the following meanings:

                                    (1)   "Employee Benefit Plan" means any
                           employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not listed on
                           Schedule 3.1(p), currently maintained by Seller or with respect to which Seller, any of its Subsidiaries, or any Plan Affiliate, has maintained or made contributions to for the benefit of any current or former employee of the Acquired Companies.

                                    (2)   "Plan Affiliate" means Seller, or any
                           of its Subsidiaries, and any other Person who constitutes all or part of a controlled group or is under common control with, or whose employees are treated as employed by, a single employer that includes Seller, or any of its Subsidiaries, under
                           Section 414 of the Internal Revenue Code of 1986, as amended ("Code") or Section 4001 of ERISA.

                                    (ii)  Seller has delivered or made available
         complete copies to Purchaser of each written Employee Benefit Plan as amended, together with the following with respect to such plans to the extent available: (i) audited financial statements and actuarial reports for the two most recent plan years; (ii) each funding vehicle with respect to each such plan; (iii) the most recent and any other material determination letter, ruling or notice issued by any Governmental Authority with respect to such plan; (iv) the Form 5500 Annual Report and any

         PBGC Form 1 for the two most recent plan years; (v) the most recent summary plan description or summary of material modifications; and
         (vi) each other document, explanation or communication which describes any relevant aspect of any such plan that is not disclosed in previously delivered or made available materials.

                                    (iii)  Each Employee Benefit Plan (A) has
         been in compliance, and currently complies, in form and in operation in all respects with all applicable requirements under ERISA, the Code or any other applicable Law, and in accordance with its terms, except where the failure(s) to satisfy such requirements, individually or in the aggregate, would not have a Material Adverse Effect.

                                    (iv)  Except as set forth on Schedule
         3.1(p), neither Seller nor any of its Subsidiaries has at any time participated in or made contributions with respect to, a plan which is a "multiemployer plan" as defined in Section 4001 of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Code Section 413(c) or a "multiple employer welfare arrangement" within the meaning of
         Section 3(40) of ERISA.

                                    (v)  Except as set forth on Schedule 3.1(p),
         there are no actions, suits, investigations or claims pending or, to the knowledge of Seller, threatened with respect to any Employee Benefit Plan or the assets thereof (other than routine claims for benefits).

                                    (vi)  To the knowledge of Seller, no person
         has: (A) entered into any "prohibited transaction," as such term is defined in ERISA and the Code, with respect to an Employee Benefit Plan; (B) breached a fiduciary obligation; or (C) otherwise has any material liability for any failure to act or comply in connection with the administration or investment of the assets of any such plan.

                                    (vii)  Except as set forth on Schedule
         3.1(p), each Employee Benefit Plan may be amended, terminated, modified or otherwise revised by Seller and its Subsidiaries, on and after the Closing, without material liability to Seller.

                                    (viii)  No Employee Benefit Plan provides or
         obligates Seller to provide medical, health, life insurance or other welfare-type benefits to individuals who terminate (or have terminated) employment with Seller, or their spouses or dependents (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA")).

                                    (ix)  The requirements of COBRA have been
         satisfied with respect to each applicable Employee Benefit Plan, except where the failure(s) to satisfy such requirements, individually or in the aggregate, would not have a Material Adverse Effect.

                                    (x)  No Employee Benefit Plan currently in
         effect by its terms would reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement or any subsequent termination of employment which payment would constitute an "excess parachute payment" within the meaning of
         Section 280G of the Code.

                           (q)  Environmental Matters.  Except as set forth on
                                ---------------------
Schedule 3.1(q) or as would not have a Material Adverse Effect, to the knowledge of Seller, (i) the Acquired Companies are in compliance with all applicable federal, state and local laws governing pollution or the protection of human health or the environment ("Environmental Laws"), (ii) the Acquired Companies have not received any written notice or claim from any Governmental Authority or third party alleging that the Acquired Companies are not in compliance with any Environmental Law, and (iii) there has been no release of a Hazardous Substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601 et seq., in excess of a reportable quantity on any of the real properties owned or leased by the Acquired Companies.

                           (r)  Employees; Salaries; Personnel Agreements, Plans
                                ------------------------------------------------
and Arrangements.
----------------

                                    (i)  Salaries.  Schedule 3.1(r)(i) contains
                                         --------
         a true, complete and correct list as of the date hereof setting forth
         (a) the current compensation rates and job descriptions by category of employee presently employed full or part-time by the Acquired Companies on a salaried basis, (b) the current compensation rates and job description by category of employee presently employed by the Acquired Companies on an hourly or piecework basis, and (c) current and total annual compensation for all independent contractors by category who render services on a regular basis to the Acquired Companies whose current annual compensation is in excess of $20,000 and a description of such services. Since December 30, 2001, there has been no legally binding promise to the employees covered on Schedule 3.1(r)(i) orally or in writing of any bonus or increase in compensation, except for increases in the Ordinary Course of Business consistent with the past compensation practices of the Acquired Companies and obligations incurred under existing Employee Benefit Plans.

                                    (ii)  Employment Contracts.  None of the
                                          --------------------
         Acquired Companies are a party to or obligated with respect to any (a) outstanding material contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or
         (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement, correct and complete copies of which previously have been delivered or made available to Purchaser. To the knowledge of Seller, all employees of the Acquired Companies are at-will employees. No strike, picketing, work stoppage, work slow down, union organizational activity, notice to bargain, charge or complaint of unfair labor practice has occurred with respect to the Acquired Companies within the past three years or is pending or, to the knowledge of Seller, is threatened. The Acquired Companies have complied in all material respects with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining relating to the Business or the assets of the Acquired Companies. There are no administrative charges or court complaints pending or, to the knowledge of Seller, threatened in connection with the Business before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor. It is the policy of the Acquired Companies that all newly hired employees are required to acknowledge in writing receipt of the Acquired Companies' employee manual, a copy of which has been provided or made available to Purchaser.

                                    (iii)  Workers Compensation.  Schedule
                                           --------------------
         3.1(r)(iii) sets forth all expenses, obligations and liabilities relating to any claims by employees and former employees (including dependents and spouses) of the Acquired Companies or any Plan Affiliate made since January 1, 2000, and the extent of any specific accrual on or reserve therefore set forth on the Financial Statements, for (a) costs, expenses and other liabilities under any workers compensation Laws, requirements or programs and (b) any other medical costs and expenses. Except as set forth on Schedule 3.1(r)(iii), to the knowledge of Seller, no event has occurred and no claim or injury exists, which could give rise to a material claim by employees or former employees (including the dependents and spouses thereof) of the Acquired Companies or any Plan Affiliates under any workers compensation Laws, requirements or programs or for any other medical costs and expenses.

                           (s)  Taxes.  Except as set forth on Schedule
                                -----
3.1(s) hereof: (i) all material Taxes due and payable by the Acquired Companies, including Taxes for which they may be liable by virtue of having been a member of any affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law), have been paid in full; (ii) all material Tax Returns that are required to have been filed by the Acquired Companies have been filed and such returns are complete and correct in all material respects; (iii) any deficiencies assessed against the Acquired Companies as a result of any governmental audits have been paid or settled, and there are no material present disputes as to Taxes payable by the Acquired Companies; (iv) there are no unexpired waivers of any statute of limitations with respect to any Taxes of the Acquired Companies; (v) the Acquired Companies are not a party to any action or proceedings by any Governmental Authority for the collection or assessment of Taxes of the Acquired Companies; (vi) none of the Acquired Companies have made or are subject to any election under Section 341(f) of the Code; (vii) seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code; and
(viii) none of the Acquired Companies have entered into any tax sharing agreements or tax indemnification agreements.

                           (t)  Bank Accounts.  Schedule 3.1(t) is a complete
                                -------------
and correct list of each bank or financial institution in which any of the Acquired Companies has an account, safe deposit box or lockbox, the number of each such account or box and the names of all persons authorized to draw thereon or to have access thereto.

                           (u)  Brokers or Finders.  None of Seller or any of
                                ------------------
its Subsidiaries has retained any broker or finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

                           (v)  Disclosure.  The representations and warranties
                                ----------
of Seller in this Agreement and any disclosure schedule or certificate delivered hereunder do not contain any untrue statement of material fact.

                  SECTION III.2 Representations and Warranties of Purchaser.
                                -------------------------------------------
Purchaser hereby represents and warrants to Seller as follows:

                           (a)  Organization and Standing.  Purchaser is a
                                -------------------------
corporation duly organized, validly existing and in good standing under the laws of California.

                           (b)  Authority.  The execution and delivery of this
                                ---------
Agreement, and the performance by Purchaser of its obligations hereunder, have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and assuming the due execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                           (c)  No Conflict.  The consummation of the
                                -----------
transactions hereunder will not require the consent of any party to any contract to which Purchaser, or any of its affiliates, is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any Governmental Authority. The execution, delivery and performance by Purchaser of this Agreement will not (i) violate any material law applicable to Purchaser or any of its respective affiliates, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any such Contract, or (iii) conflict with any provision of the articles, bylaws or any other governing document of Purchaser.

                           (d)  Financing.  The Purchaser has evidenced the
                                ---------
financial capacity to perform its obligations hereunder by providing to Seller true, correct and complete evidence of net worth of the Purchaser or its Affiliated Parties sufficient to pay the Purchase Price. The Purchaser will have available as of the Closing Date funds sufficient to pay the Purchase Price.

                           (e)  Purchase For Investment.  Purchaser is acquiring
                                -----------------------
the Stock being acquired by it hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of said Stock pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and other applicable state securities laws. The Purchaser (i) is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and (ii) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser may offer its equity for investment to "accredited investors" provided that each investor represents that it is acquiring for its own account and not with a view to, or for the offer or sale in connection with, any distribution.

                           (f)  Brokers, Finders, etc.  Purchaser is not subject
                                ---------------------
to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

                                  ARTICLE IV
                                  COVENANTS

                  SECTION IV.1  Conduct of Business. From the date of this
                                -------------------
Agreement through the Closing, Seller agrees that, except as disclosed in
Schedule 4.1 of this Agreement or otherwise provided for in, or contemplated by, this Agreement, Seller will cause the Acquired Companies to operate the Business only in the Ordinary Course of Business; provided, however, Seller shall not permit the Acquired Companies to do any of the following unless such action or omission is approved by Purchaser, such approval not to be unreasonably withheld:

                                    (i)  Omit to take any action, including
         capital expenditures and the maintenance of reasonable levels of working capital, necessary to maintain and preserve, in the aggregate, the business organization, assets and advantageous business relationships of the Acquired Companies consistent with past practices;

                                    (ii)  Omit to take any action necessary to
         maintain the assets of the Acquired Companies, in the aggregate, in satisfactory repair and condition, normal wear and tear excepted;

                                    (iii)  Except as required by law or by
         contractual obligations or other understandings or arrangements existing on the date of this Agreement, knowingly perform any act, or omit to perform any act within their reasonable control, which will cause a material breach of any representation, warranty or obligation contained in this Agreement;

                                    (iv)  Amend or modify the organizational or
         business structure of any Acquired Company, including their respective organizational or charter documents, operating agreements or by-laws;

                                    (v)  (w) Issue, purchase, sell, directly or
         indirectly redeem, or otherwise acquire or contract for the purchase or sale of any equity of the Acquired Companies, (x) declare or pay any dividend, either in cash or in shares of the Acquired Companies,
         (y) issue or agree to issue any additional options to purchase any interest in the Acquired Companies under any stock purchase plan or otherwise or (z) modify or amend the terms of any outstanding options or any stock purchase plan;

                                    (vi)  Merge or consolidate any of the
         Acquired Companies, or agree to merge or consolidate any of the Acquired Companies, with or into any other entity;

                                    (vii)  Settle or compromise any litigation
         pursuant to which (x) the Acquired Companies would be liable for more than $100,000 in damages or material injunctive relief, or (y) the Acquired Companies initially sought damages of more than $100,000; and

                                    (viii)  Authorize, propose or commit to any
         of the actions prohibited by this Section 4.1 or enter into or modify any contract, agreement, commitment or arrangement to do any of the actions prohibited by this Section 4.1.

                  SECTION  IV.2  Access to Information.
                                 ---------------------

                           (a)  Access.  Subject to applicable law, Seller shall
                                ------
afford to representatives of Purchaser, including its counsel, accountants and lenders, reasonable access during normal business hours during the period from the date hereof to the Closing Date to inspect all assets, properties, books (including financial books), Contracts and records of the Acquired Companies, excluding know-how and trade secrets, and reasonable access to the employees, vendors, lenders, landlords, and third parties to any Material Contracts.
Seller shall provide to representatives of Purchaser copies of reasonably requested documents related to the Acquired Companies and shall provide to representatives of Purchaser copies of all documents filed with, or issued by, the Bankruptcy Court reasonably likely to affect the Sale. Purchaser shall indemnify Seller and hold it harmless from all liabilities, and for all losses, arising out of such representatives' acts or omissions in connection with such access and provision of documents and, after making any investigation of such properties, books, Contracts or records, Purchaser shall promptly restore such properties, books, Contracts and records to their condition prior to such investigation. If, in the course of any investigation pursuant to this Section 4.2(a), Purchaser discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that, upon Closing, would constitute such a breach, Purchaser shall provide Seller with written notice and a reasonable cure period, not to exceed 15 business days, to cure such circumstance or condition and any failure to notify Seller shall constitute a waiver of any such breach. The Outside Date shall be extended, if necessary, so that the Outside Date does not occur prior to the end of the cure period.

                           (b)  Confidentiality.  Purchaser acknowledges that
                                ---------------
the information being provided to Purchaser and its representatives by Seller is subject to, and Purchaser agrees to be bound by, a confidentiality agreement between Latin Intellectual Properties, Inc. and Hamlet, dated June 26, 2001 (the "Confidentiality Agreement"), which terms are incorporated herein by reference.

                           (c)  Financial Information.  During the period from
                                ---------------------
the date hereof to the Closing Date, Seller shall provide Purchaser with unaudited consolidated balance sheets and operating statements of the Acquired Companies, without notes, as of the end of each fiscal month as soon as reasonably practicable after the end of such month; provided, however, Seller shall use its reasonable best efforts to provide Purchaser with such financial information for the fiscal month ending immediately prior to the Closing Date within 12 days after the end of such month.

                  SECTION  IV.3  Consents.
                                 --------

                           (a)  Subject to the terms and conditions of this
Agreement, Seller and Purchaser agree (without being obligated to make any payment to any third party except with respect to Purchaser pursuant to (ii) below) to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement:

                                    (i)   Seller shall use its reasonable best
         efforts to obtain, and Purchaser shall cooperate in obtaining, all necessary waivers, consents and approvals from other parties to Material Contracts and estoppel certificates from the landlords of the Leased Real Property ("Estoppels'") in substantially the form attached hereto as Exhibit B;

                                    (ii)  Purchaser shall use its reasonable
         best efforts to obtain at its expense, and Seller shall cooperate in obtaining, any and all approvals required in connection with any and all liquor licenses held by Seller in connection with the operation of the Business as listed on Schedule 4.3(a)(ii) (the "Liquor Licenses"), and Purchaser shall be responsible for maintaining such liquor licenses after the Closing Date; provided, however, Purchaser shall use its reasonable best efforts to file applications for new liquor licenses or transfer of the existing liquor licenses with the California Alcohol Beverage Control Board and similar authorities in Maryland and Virginia within fifteen days of the date hereof;

                                    (iii) Seller and Purchaser shall use their
         reasonable best efforts to obtain all consents, approvals and authorizations that are required to be obtained under any Federal, state, local or foreign law or regulations (other than as set forth in (ii) above);

                                    (iv)  Seller and Purchaser shall use their
         reasonable best efforts to prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

                                    (v)   Seller and Purchaser shall use their
         reasonable best efforts to lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby;

                                    (vi)  Seller and Purchaser shall use their
         reasonable best efforts to effect all necessary registrations and filings, and submissions of information requested by Governmental Authorities; and

                                    (vii) Seller and Purchaser shall use their
         reasonable best efforts to obtain certificates required by any lender to Purchaser from landlords of the Leased Real Property waiving such landlord's rights to the personal property on the premises to be pledged to such lender or creditor.

                           (b)  Purchaser recognizes that certain consents to
the transactions contemplated by this Agreement may have been or may be required from third parties, including parties to Material Contracts and Governmental Authorities. Purchaser agrees that Seller shall not have any liability whatsoever arising out of or relating to the failure to obtain any such consent or because of the termination of any Contract or any permit, license or other governmental authorization as a result thereof. Purchaser further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached as a result of (i) the failure to obtain any such consent or any such termination or (ii) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or because of any such termination.

                  SECTION IV.4 Further Assurances. From time to time, whether
                               ------------------
before, at, or after the Closing, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

                  SECTION  IV.5  Employee Benefit Plans.
                                 ----------------------

                           (a)  If the employment of an individual employed by
the Acquired Companies immediately prior to the Closing Date (other than the officers and directors of the Acquired Companies set forth on Schedule 4.6 whose resignations are required to be tendered in connection with the Closing) (the "Current Employees") is terminated by Purchaser within the twelve month period following the Closing Date and such Current Employee would have otherwise been eligible to receive a severance benefit under the Prandium Severance Plan, at the time of such termination, Purchaser shall provide each such Current Employee with a severance benefit no less favorable (except with respect to any acceleration of vesting on options to purchase common stock of Prandium) than the severance benefit such Current Employee would have received under the Prandium Severance Plan, as set forth on Schedule 4.5-1, had the Sale not occurred. Except as set forth in this Agreement, Purchaser shall continue to honor the terms of all employment, consulting and severance agreements between the Acquired Companies and any person employed by an Acquired Company at any time prior to the Closing (each an "Affected Employee"). As of the Closing, Seller shall cease to provide coverage or benefits that arise or accrue on or after the Closing Date for Affected Employees under any Employee Benefit Plan maintained by Seller, Prandium or any of their subsidiaries, except as required by applicable law or otherwise agreed to by the parties hereto. Seller shall provide coverage or benefits for claims regarding expenses incurred prior to the Closing by Affected Employees under any Employee Benefit Plan maintained by Seller, Prandium or any of their subsidiaries as currently provided, except as required by applicable law or otherwise agreed to by the parties hereto.

                           (b)  For a period of twelve months following the
Closing Date, Purchaser shall continue to provide, subject to earlier termination in accordance with Section 4.5(a), Current Employees with (i) salary and wages no less favorable to the salary and wages received by each such Current Employee immediately prior to the Closing and (ii) employee benefits that are no less favorable to those set forth on Schedule 4.5-2 (the "Post Closing Employee Benefits"). To the extent applicable and not otherwise prohibited by any applicable law, service by Current Employees with the Acquired Companies or Seller shall be recognized under each of the Post Closing Employee Benefits for purposes of eligibility to participate and vesting. Purchaser shall waive any pre-existing conditions, limitations or waiting periods under such employee benefit plans.

                           (c)  Seller and Purchaser agree to cooperate in
carrying out the duties and responsibilities contained in this Section 4.5. Subject to applicable law, Seller agrees to make available to Purchaser in a timely manner such information as Purchaser may reasonably request to facilitate the determination of (i) the period of service of any Current Employees with the Acquired Companies or Seller prior to the Closing Date, (ii) individual service accruals and salary histories of Current Employees, and (iii) such other information as Purchaser may reasonably request to carry out the provisions of this Section 4.5.

                  SECTION IV.6 Employees. Purchaser acknowledges and agrees that
                               ---------
any employment loss within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. sections 2101 et seq., suffered by
                                                           ------
any employee of the Acquired Companies (an "Employee") immediately following the Closing (other than those individuals set forth on Schedule 4.6 whose resignations are required to be tendered in connection with the Closing), shall have been caused by Purchaser's decision not to continue the employment of such Employee, and not by the sale of the Acquired Companies. Purchaser further acknowledges and agrees that, as of the Closing, it shall be responsible for giving any notices required by the WARN Act, that it is liable to any Employee who does not receive notice under, and who suffers an employment loss, as defined in, the WARN Act, and that it is responsible to and shall indemnify and hold harmless Seller and its affiliates for any and all claims asserted under the WARN Act because of a "plant closing" or "mass layoff," as defined therein, occurring on or after the Closing Date. For purposes of this Agreement, the Closing Date is and shall be the same as the "effective date" of the Sale within the meaning of the WARN Act.
                  SECTION  IV.7  Cooperation With Respect to Tax Matters.
                                 ---------------------------------------

                           (a)  Seller and Purchaser recognize that the Acquired
Companies have joined with Seller in filing unitary, consolidated, or combined Tax Returns. After the Closing Date (i) Seller shall include (to the extent required by law) the taxable income or loss, and all other items, of the Acquired Companies for tax years ending before or on the Closing Date, in their unitary, consolidated or combined Tax Returns, and (ii) with respect to any other Tax Returns for any taxable period that includes but does not end on the Closing Date (the "Straddle Tax Returns"), Seller shall prepare a schedule allocating, on a basis consistent with the preparation of Seller's consolidated Federal income tax return for the taxable period ending on the Closing Date, the taxable income or loss, and all other items, of the Acquired Companies to the period commencing with the first day of the taxable period covered by such Straddle Tax Return up to and including the Closing Date (the "Pre-Closing Period") and the period commencing with the first day after the Closing Date and ending with the last day of the taxable period covered by such Straddle Tax Return (the "Post-Closing Period").

                           (b)  Seller shall be responsible for, and shall have
ultimate discretion with respect to, (i) all Tax Returns required or permitted by applicable law to be filed by the Acquired Companies (or by Seller on its behalf) with respect to periods that end on or before the Closing Date, (ii) any elections and/or payments related to such Tax Returns, and (iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns. Purchaser and the Acquired Companies shall cooperate with Seller for the purpose of making any election under applicable law.

                           (c)  Purchaser and the Acquired Companies shall be
responsible for, and shall have ultimate discretion with respect to, (i) all Tax Returns required to be filed by the Acquired Companies with respect to periods that begin after the Closing Date, (ii) the Straddle Tax Returns, if any, and
(iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns; provided, however, that
                                                        --------  -------
(x) in the case of any Straddle Tax Return, the preparation and filing of such Tax Return shall be subject to review and approval of Seller, and (y) in the event that any Audit for which Purchaser is responsible pursuant to this Section 4.7(c) could reasonably be expected to result in a material increase in Tax liability for which Seller would be responsible, Purchaser shall consult in good faith with Seller in respect of the specific issues that could give rise to such increased Tax liability.

                           (d)  After the Closing Date, each of Purchaser and
the Acquired Companies, on the one hand, and Seller, on the other, shall (i) provide, or cause to be provided, to each other's respective subsidiaries, officers, employees, representatives and affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Acquired Companies, by any of them in connection with the preparation of any Tax Return or any Audit of the Acquired Companies in respect of which Purchaser, the Acquired Companies or Seller, as the case may be, is responsible pursuant to Sections 4.7(b) or (c) of this Agreement and (ii) retain, or cause to be retained, for so long as any such taxable years or Audits shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Audits.

                           (e)  Each of Purchaser and the Acquired Companies, on
the one hand, and Seller, on the other hand, shall promptly inform, keep regularly apprised of the progress with respect to, and notify the other party in writing not later than (i) ten business days after the receipt of any notice of any Audit or (ii) fifteen business days prior to the settlement or final determination of any Audit for which it was responsible pursuant to Section 4.7(b) or (c) of this Agreement which could affect the Tax liability of such other party for any taxable year.

                           (f)  Unless Purchaser determines to assign its
rights, interests and obligations to a limited liability company pursuant to
Section 9.9 hereof, each of Purchaser and the Acquired Companies, on the one hand, and Seller, on the other hand, shall cooperate, if requested by Purchaser, in connection with the filing of a Section 338(h)(10) election for Federal income tax purposes, and similar elections for state income purposes in the States of California, Virginia and Maryland as of the Closing Date (the "Section 338 Election").

                           (g)  If a Section 338 Election is made, the Purchase
Price shall be increased by the "Section 338 Incremental Tax Liability" (as described below). For purposes of this Agreement, "Section 338 Incremental Tax Liability" shall mean the excess of (x) the Tax liability incurred by Seller and its Affiliates (including any Tax liability of the Acquired Companies to the extent that Seller or its Affiliates are directly or indirectly liable) in connection with the consummation of the Sale and the making of the Section 338 Election over (y) the Tax liability that would have been incurred by Seller and its Affiliates (including any Tax liability of the Acquired Companies to the extent that Seller or its Affiliates are directly or indirectly liable) in connection with the consummation of the Sale assuming that no Section 338 Election would be made; provided, however, the Section 338 Incremental Tax Liability shall not include any Tax liability arising from a reduction of, or the disallowance of the use of, Tax Attributes of Seller or its Affiliates pursuant to an Audit or the filing of any amended Tax Return by Seller or its Affiliates. If a Section 338 Election is made, Seller shall, prior to the Closing Date, provide to Purchaser a calculation of the Section 338 Incremental Tax Liability which calculation shall be subject to the timely review and reasonable approval of the Purchaser.

                           (h)  As used in this Agreement:

                                    (i)   "Social Security Taxes" shall include
         any Taxes imposed pursuant to the Federal Insurance Contributions Act under sections 3101 et seq. of the Code;

                                    (ii)  "Tax" or "Taxes" shall include all
         Federal, state, local and foreign taxes, assessments, and governmental charges (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto;

                                    (iii) "Tax Attributes" shall mean the
         adjusted tax basis of assets, operating losses, net operating loss carryovers, tax credits, and tax credit carryforwards;

                                    (iv)  "Tax Returns" shall include any
         Federal, state, local and foreign tax returns, declarations, elections, statements, reports, schedules and information returns or the refiling of any such Tax Returns previously filed; and

                                    (v)   "Audit" shall include any audit,
         assessment of Taxes, reassessment of Taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings.

                  SECTION  IV.8  Tax Indemnity.
                                 -------------

                           (a)  Seller and Prandium shall be liable for, shall
pay to the appropriate Tax authorities, and shall hold Purchaser and the Acquired Companies harmless against, all Taxes, other than Social Security Taxes related to tip income, of the Acquired Companies in excess of any liability for Taxes (whether or not shown due on any Tax Return) which has been accrued for or reserved on the respective balance sheets of the Acquired Companies as of the Closing Date taking into account all adjustments made pursuant to Section 1.3 that relate to
(i) the taxable periods ending before or on the Closing Date and (ii) the Pre-Closing Period but only to the extent such Taxes exceed $25,000. Seller shall be entitled to all Tax refunds (including interest) attributable to the taxable periods in respect of which Seller is so obligated to indemnify Purchaser and the Acquired Companies.

                           (b)  Purchaser and the Acquired Companies shall be
liable for, shall pay to the appropriate Tax authorities, and shall hold Seller and its Affiliates harmless against all Taxes of the Acquired Companies that relate to (i) the taxable periods that begin after the Closing Date, (ii) the Post-Closing Period, and (iii) any Section 338 Incremental Tax Liability not previously taken into account under section 4.7(g) hereof. Purchaser and the Acquired Companies shall be entitled to any Tax refund (including interest) attributable to the taxable periods in respect of which Purchaser and the Acquired Companies are so obligated to indemnify Seller.

                           (c)  Upon receipt of notice from any taxing authority
of any tax liability that would be subject to indemnity pursuant to this Section 4.8, Seller or Purchaser shall in writing notify the other party to this Agreement within 20 days of receiving such notice; provided, however, that the failure to give such notice shall not reduce the indemnification obligations of the indemnifying party unless and only to the extent that such failure materially prejudices the rights of the indemnifying party.

                           (d)  A claim for indemnification by Purchaser or
Seller (or their Affiliates) in respect of a Tax liability shall be governed exclusively by this Section 4.8 and shall not be governed by Article VIII hereof.

                  SECTION  IV.9  Financial Information.
                                 ---------------------

                           (a)  After the Closing, upon reasonable written
notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Acquired Companies) as is reasonably necessary for financial reporting and accounting matters.

                           (b)  Purchaser shall retain all of the books and
records of the Acquired Companies for a period of six years after the Closing Date or such longer time as may be required by law. After the end of such period, before disposing of such books or records, Purchaser shall give notice to such effect to Seller and give Seller an opportunity to remove and retain all or any part of such books or records as Seller may select.

                           (c)  After the Closing, if Seller has any material
contingent or other obligation to any party other than Purchaser or the Acquired Companies under any contracts to which an Acquiring Company is a party, Purchaser shall provide to Seller information as to the status of such contracts and Purchaser's ability to continue to perform under such contracts. Seller shall not disclose such information to any person other than its Affiliates, accountants, counsel or representatives or any lessor, mortgagee or prospective purchaser who agrees to keep such information confidential. The confidentiality restrictions of this Section 4.9(c) shall not apply to information which (x) was or becomes generally available to the public other than as a result of a disclosure by Seller or (y) was or becomes available to Seller on a nonconfidential basis from a source other than Purchaser or its Affiliates, accountants, counsel or representatives or any person known by Seller to be bound by a confidentiality agreement with Purchaser.

                  SECTION IV.10 Expenses. Whether or not the Closing takes
                                --------
place, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

                  SECTION IV.11 Insurance. Purchaser shall secure insurance with
                                ---------
respect to the Acquired Companies from the Closing Date covering general liability (including premises liability), products liability and workers compensation in amounts customary for the industries in which the Acquired Companies operate.

                  SECTION IV.12 Publicity. Except for (i) the filing by Prandium
                                ---------
of a Form 8-K describing the execution of this Agreement, the material terms of this Agreement and attaching the text of this Agreement and a concurrent press release, (ii) disclosure required by applicable law in the good faith judgment of the disclosing party's counsel including disclosure in Forms 10-K, 10-Q and 8-K, accompanied by, in the discretion of such party, concurrent press releases, and (iii) disclosure required in connection with the Reorganization Case, Seller and Purchaser agree that, prior to the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except as such release or announcement may be required by law. Except as set forth above or required by law, Seller and Purchaser agree that, prior to the Closing, no disclosure of the terms or provisions of this Agreement shall be made except to representatives, advisors, counsel, investors and lenders to the parties hereto who acknowledge the confidentiality of this Agreement.

                  SECTION  IV.13  Certain Understandings.
                                  ----------------------

                           (a)  Purchaser has received from Seller certain
projected financial information ("Projections") relating to the Acquired Companies. Purchaser acknowledges that (i) there are uncertainties inherent in such Projections, (ii) Purchaser is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections so furnished to it and (iii) Purchaser shall not have any claim against Seller or any other Person with respect thereto. Accordingly, Seller makes no representation or warranty with respect to such Projections except that the assumptions underlying such Projections were made in good faith and believed to be reasonable by Seller.

                           (b)  Purchaser acknowledges that, except as expressly
set forth herein, neither Seller, nor any other Person, has made any representation or warranty, express or implied, as to the accuracy or completeness of any Projections regarding the Acquired Companies, and neither Seller nor any other Person will be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or the use of, any such Projections except to the extent such Projections were not made in good faith or were not believed to be reasonable by Seller. Purchaser acknowledges that, should the Closing occur, Purchaser will acquire the Acquired Companies' business in an "as is" condition and on a "where is" basis, without any representation or warranty of any kind, express or implied, except such representations and warranties expressly set forth in this Agreement and in the certificate referenced in Section 6.1(c).

                           (c)  Purchaser acknowledges that, except as expressly
set forth herein, neither Seller nor any other Person has made any representation or warranty, express or implied, as to (i) the physical condition or state of repair of the Acquired Companies' real property, the improvements constituting a part thereof or the equipment and fixtures appurtenant thereto,
(ii) the gross or net income derived therefrom, (iii) the cost, book value or market value thereof, (iv) the use or potential use thereof, or (v) any other matter affecting, or relating to, such property or the operation or management thereof.

                  SECTION IV.14 Cooperation with Respect to Insurance Matters.
                                ---------------------------------------------

                           (a)  Seller shall be responsible for any claim
(including, without limitation, claims related to worker's compensation and general liability), loss, liability, damage or expense relating to any of the Acquired Companies solely relating to or arising out of events (known or unknown) prior to the Closing Date that are covered by any Seller's Insurance Policies (the "Seller's Pre-Closing Liabilities"). Purchaser and the Acquired Companies shall cooperate and cause their subsidiaries to cooperate with Prandium and Seller in submitting claims with respect to Seller's Pre-Closing Liabilities ("Seller's Pre-Closing Claims") (or pursuing Seller's Pre-Closing Claims previously made). It is further understood and agreed that any deductibles and/or self-insured retentions applicable to Seller's Pre-Closing Liabilities under Seller's Insurance Policies will be the sole responsibility of Seller and Prandium. Except as otherwise provided in this Agreement, Purchaser shall be responsible for any loss, liability, claim, damage or expense relating to any of the Acquired Companies relating to or arising out of (i) events (known or unknown) occurring on or after the Closing Date and (ii) events (known or unknown) occurring prior to the Closing Date that are not Seller's Pre-Closing Liabilities.

                           (b)  To the extent that, after the Closing Date,
Purchaser or Seller reasonably requires any information regarding claim data, payroll or other similar information in order to make filings with insurance carriers, Seller or Purchaser, as the case may be, shall promptly supply such information to the other.

                           (c)  Seller shall cooperate with Purchaser to assist
Purchaser in securing insurance to cover the Acquired Companies after the Closing; provided, however, Seller shall not be required to take any action which would result in any cost or liability to Seller or Prandium.

                  SECTION  IV.15  Closing Deliveries.
                                  ------------------

                           (a)  At the Closing, in addition to the documents
required to be delivered pursuant to Section 2.2(a) above, Seller shall (i) deliver to Purchaser short-form certificates of good standing for each of the Acquired Companies, dated as of a date within 20 days of the Closing Date, issued by the Secretary of State of the state of incorporation of such Acquired Company, (ii) deliver to Purchaser true, complete and correct copies of resolutions duly adopted by the Board of Directors of Seller, relating to the approval of the transactions contemplated by this Agreement, (iii) deliver or make available to Purchaser at the locations at which the Business is being conducted all of the Acquired Companies' books and records, including all Intellectual Property, (iv) deliver a statement (in form and substance reasonably satisfactory to Purchaser) that satisfies Purchaser's obligations under Treasury Regulation section 1.1445-2(b)(2), (v) deliver fully-executed resignations from the then current officers and directors of the Acquired Companies set forth on
Schedule 4.6, and (vi) deliver a legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP in the form of Exhibit C, containing customary qualifications and limitations.
                           (b)  At the Closing, in addition to the documents
required to be delivered pursuant to Section 2.2(b) above, Purchaser shall (i) deliver to Seller a short-form certificate of good standing for Purchaser, dated as of a date within 20 days of the Closing Date, issued by the Secretary of State of the state of incorporation of Purchaser, and (ii) deliver to Seller true, complete and correct copies of resolutions duly adopted by the Board of Directors of Purchaser, relating to the approval of the transactions contemplated by this Agreement.

                  SECTION IV.16 Notice and Cure. Seller and Purchaser will
                                ---------------
notify the other party in writing promptly after the occurrence of, and contemporaneously will provide the other party with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing any event, transaction or circumstance, as soon as practicable after the notifying party has knowledge thereof, that causes or will cause any covenant or agreement of such party under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such notice.

                  SECTION IV.17 Updates to Disclosure Schedules. From time to
                                -------------------------------
time prior to the Closing, Seller shall provide Purchaser with updates and revisions to the Schedules hereto to reflect any event, condition, fact or circumstance that has changed or arisen between the date hereof and the Closing.

                  SECTION IV.18 Transition Services Agreement. At the Closing,
                                -----------------------------
Purchaser and Seller shall enter into a transition services agreement (the "Transition Services Agreement"), in form and substance reasonably acceptable to Purchaser and Seller, pursuant to which Seller shall provide (or cause to be provided) to the Acquired Companies services at such fees and upon such other terms and conditions as may mutually be agreed upon. The parties shall use their best efforts to negotiate in good faith the form of such agreement within 30 days from the date hereof; provided that the parties shall continue to use their best efforts to negotiate such agreement in good faith until the earlier of (i) the finalization of such agreement and (ii) the two month anniversary of the Closing Date. If the parties are unable to agree to a mutually acceptable Transition Services Agreement prior to the Closing Date, Seller shall for a period of 120 days from the Closing Date provide those services currently provided to the Acquired Companies by it and its Affiliates to the Acquired Companies at the levels provided immediately prior to Closing in exchange for a fee of $15,000 per week plus reimbursement for any third party fees or expenses related to such services or, if earlier, until a mutually acceptable Transition Services Agreement has been negotiated.

                  SECTION IV.19 Covenant Not to Compete. Except for restaurants
                                -----------------------
acquired by Seller or its Affiliates after the date hereof, neither Seller nor Prandium shall, for a period of two years after the Closing Date, directly or indirectly own or operate a restaurant facility within a one mile radius of any of the 14 restaurants listed in Schedule 3.1(a) which has a menu, theme and fare that directly competes with such restaurants listed in Schedule 3.1(a).

                  SECTION IV.20 Exclusivity. From the date hereof until the
                                -----------
Closing Date or the termination of this Agreement pursuant to Section 7.1, Seller shall not solicit any offers for purchase of the Stock from any parties other than Purchaser, nor shall Seller provide due diligence documents or information to third parties; provided, however, that in connection with the
                              --------  -------
actions contemplated by Article V, Seller may advise third parties of the terms and conditions of this Agreement and respond to requests for due diligence material. Seller will advise Purchaser of any third party due diligence requests for material not previously provided to Purchaser and will, at Purchaser's request, provide the same material to Purchaser.

                  SECTION IV.21 Breakup Fee. In the event that (i) all
                                -----------
conditions in Section 6.2 and, if applicable, Section 5.2(d) to Seller's obligation to sell the Stock have been satisfied or waived, (ii) the Closing does not take place on or before the Outside Date as a result of a breach by Seller of its obligation to close the Sale, and (iii) Seller subsequently closes a transaction for the sale of the Business within 360 days from the Outside Date to a non-affiliated third party, whether as a stock sale, asset sale, merger or other reorganization or disposition event, Purchaser shall receive from Seller or Prandium, jointly and severally, a breakup fee in an amount equal to the greater of $350,000 and the actual sales price less $15,000,000 (the "Breakup Fee") (exclusive of the Deposit or any other amounts paid by Purchaser to Seller in advance of the Closing) as and for liquidated damages and full payment and the exclusive remedy for any damages suffered by Purchaser by reason of such events. Purchaser and Seller agree in advance that actual damages would be difficult to ascertain and that the Breakup Fee is a fair and equitable amount to reimburse Seller for damages sustained due to such event. The Breakup Fee shall not be payable in the event of a bankruptcy proceeding.

                                    ARTICLE V
                           SALE ORDER; TERMINATION FEE

                  SECTION V.1 Assumption of Agreement; Applicability of Article
                              -------------------------------------------------
V. Seller and Purchaser agree that the Closing shall occur after the
-
confirmation of Seller's reorganization plan ("Confirmation") in connection with the case commenced by Seller (the "Reorganization Case") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). In connection therewith,
(x) Seller shall ensure that Seller's reorganization plan shall provide that Seller shall assume this Agreement under Bankruptcy Code section 365 and (y) the provisions of Section 5.2 shall not apply. However, if Seller and Purchaser agree in writing that the Closing shall occur before Confirmation, then the provisions of Section 5.2 shall apply.

                  SECTION  V.2  Approval of this Agreement.
                                --------------------------

                           (a)  Seller shall file a motion (the "Sale Motion")
requesting that the United States Bankruptcy Court in which the Reorganization Case is pending (the "Bankruptcy Court") enter an order approving this Agreement (the "Sale Order"). The Sale Order shall be in a form and substance reasonably acceptable to Seller and Purchaser and, among other things, shall:

                                    (i)   approve the sale of the Stock to
         Purchaser free and clear of liens to the fullest extent permitted by Bankruptcy Code section 363(f) on the terms and conditions set forth in this Agreement and authorize Seller to proceed with the Sale;

                                    (ii)  state that the Sale Order shall be
         immediately effective upon entry, notwithstanding the provisions of Rule 6004(g) of the Federal Rules of Bankruptcy Procedure and Rule 62(g) of the Federal Rules of Civil Procedure, and that Purchaser and Seller may cause the Closing to occur as soon as practicable after the Sale Order's entry; and

                                    (iii) contain at least the following
         findings of fact and conclusions of law, in form and substance reasonably acceptable to Purchaser:

                           (1) Purchaser is a purchaser of the Stock in "good faith" as that term is used in section 363(m) of the Bankruptcy Code, and the Sale is entitled to the protections of section 363(m); and

                           (2) Purchaser and Seller did not engage in any conduct which would allow this Agreement or the Sale to be set aside under section 363(n) of the Bankruptcy Code.
                           (b)  Simultaneously with filing the Sale Motion,
Seller shall file a motion in the Bankruptcy Court for an order (the "Procedures Order") approving, on an expedited basis and, in any event, before the hearing on the Sale Motion (the "Sale Hearing"), the payment of the Termination Fee in accordance with Section 7.3 below and the Sales Procedures. The Procedures Order shall be in form and substance acceptable to Purchaser in its reasonable discretion. As used herein, "Sales Procedures" means the following procedures for the submission of competing offers for the Stock at the hearing on the Sale
Motion:

                                    (i)   Any entity other than Purchaser (an
         "Overbidder") that is interested in purchasing the Stock must file with the Bankruptcy Court and serve on Seller and Purchaser an "Initial Overbid" in conformance with this paragraph, so that it is actually received by Purchaser and Seller no later than five court days before the Sale Hearing (the "Bid Deadline"). An Initial Overbid must:

                           (1) include a proposed Stock Purchase Agreement (the "Competing Agreement"), executed by the Overbidder, that is on substantially the same terms and conditions as those in this Agreement, along with a redlined, marked copy showing all changes between the Competing Agreement and this Agreement;

                           (2) remain open until the conclusion of the Sale Hearing;

                           (3) contain terms and conditions no less favorable to Seller than the terms and conditions of this Agreement;

                           (4) provide for an all-cash purchase price to be paid to Seller that exceeds the Purchase Price herein by at least the sum of (i) the Termination
                           Fee and (ii) $100,000;

                           (5) be accompanied by admissible evidence in the form of declarations establishing the Overbidder's good faith, within the meaning of section 363(m) of the Bankruptcy Code;

                           (6) be accompanied by admissible evidence reasonably acceptable to Seller establishing that the Overbidder is capable and qualified, financially, legally, and otherwise, of performing all obligations under the Competing Agreement;

                           (7) be accompanied by a cashier's check made payable to the order of Seller in the amount of the Termination Fee (the "Overbidder's Deposit"), and further provide that (A) if the Bankruptcy Court approves a sale of the Stock to Overbidder, Seller may retain the Overbidder's Deposit as a non-refundable deposit for application against the purchase price at the closing of the transaction, and (B) if the Bankruptcy Court does not approve a sale of the Stock to Overbidder, Seller will promptly return the Overbidder's Deposit to Overbidder;

                           (8) disclaim any right of Overbidder to receive a fee analogous to the Termination Fee or to compensation under Bankruptcy Code section 503(b) for making a substantial contribution; and

                           (9) contain a proposed closing date that is not later than the Closing Date hereunder.

                                    (ii)  Any entity that submits a timely,
         conforming Initial Overbid shall be deemed a "Qualified Overbidder" and may bid for the Stock at the Sale Hearing.

                                    (iii) Any entity that fails to submit a
         timely, conforming Initial Overbid shall be disqualified from bidding for the Stock at the Sale Hearing.

                                    (iv)  If no timely, conforming Initial
         Overbid is submitted, Seller shall request at the Sale Hearing that the Court approve the proposed sale of the Stock to Purchaser under the Agreement.

                                    (v)   If Seller receives one or more timely,
         conforming Initial Overbids, Seller may nevertheless request either that the Court approve this Agreement and the proposed sale of the Stock to Purchaser, or that the Court conduct an auction of the Stock at the Sale Hearing (the "Auction") in which Purchaser and all Qualified Overbidders may participate. The Auction shall be governed by the following procedures:

                           (1)      all bidders shall be deemed to have
                           consented to the core jurisdiction of the Bankruptcy Court and to have waived any right to jury trial in connection with any disputes relating to the Auction or the sale of the Stock;

                           (2) bidding will commence at the amount of the highest bid submitted by a Qualified Overbidder, as determined by the Bankruptcy Court;

                           (3) each subsequent bid shall be in increments of no less than $100,000; and

                           (4) Seller may, with Bankruptcy Court approval, elect to deem Purchaser's final bid to be the highest bid, notwithstanding the receipt of an apparently higher bid from another Overbidder, if Seller reasonably concludes that the Overbidder may not be able to close, or for any other reason.

                           (c)  Purchaser and Seller shall use their reasonable
best efforts to cause the Bankruptcy Court to enter the Procedures Order and the Sale Order. Unless the Bankruptcy Court fails to approve the payment of the Termination Fee as provided herein, neither Purchaser nor any of its agents shall seek compensation from Seller under Bankruptcy Code section 503(b) or otherwise for making a substantial contribution in the Reorganization Case.

                           (d)  In addition to the conditions in Article VI, the
obligation of Purchaser to purchase the Stock and the obligation of Seller to sell, assign, transfer, convey and deliver the Stock are subject to the following condition:

                           (1) The Bankruptcy Court shall have entered the Sale Order in a form reasonably acceptable to Purchaser and the Sale Order shall have become a Final Order. As used herein, "Final Order" means an order, entered by a court of competent jurisdiction, that has not been withdrawn, modified, or reversed, that remains in full force and effect, and as to which (i) the time to seek rehearing or to appeal has expired, (ii) no request for rehearing or appeal is pending, and (iii) no stay is in effect. Notwithstanding the foregoing, Purchaser may waive the requirement that the Sale Order be a Final Order and may cause the Closing to occur at any time after the Sale Order's entry, so long as on the Closing Date (i) all other conditions to Closing are satisfied or waived, and (ii) the Sale Order is in full force and effect and is not the subject of a stay.

                                   ARTICLE VI
                               CONDITIONS PRECEDENT

                  SECTION VI.1 Conditions Precedent to Obligations of Purchaser.
                               ------------------------------------------------
The obligation of Purchaser to purchase the Stock shall be subject to the satisfaction or waiver on the Closing Date of the following conditions precedent (which shall not be construed as covenants):

                           (a)  No Injunctions or Restraints. No temporary
                                ----------------------------
restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the purchase and sale of the Stock shall be in effect.

                           (b)  Consents.  All consents, approvals, waivers and
                                --------
Estoppels from third parties and Governmental Authorities and other parties set forth on Schedule 6.1(b) or necessary to permit Seller to transfer the Stock to Purchaser shall have been obtained.

                           (c)  Representations and Warranties.  The
                                ------------------------------
representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

                           (d)  Performance of Obligations of Seller.  Seller
                                ------------------------------------
shall have performed all material obligations and covenants required to be performed by it under this Agreement on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

                           (e)  Discharge of Obligations.  Seller shall have
                                ------------------------
caused any Liens to have been discharged, except Permitted Liens.

                           (f)  No Material Adverse Change.  Since the date of
                                --------------------------
this Agreement, the Business shall not have suffered a Material Adverse Effect, and no event shall have occurred or circumstance shall exist that could reasonably be expected to have a Material Adverse Effect.

                  SECTION VI.2 Conditions Precedent to Obligations of Seller.
                               ---------------------------------------------
The obligation of Seller to sell, assign, transfer, convey and deliver the Stock is subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent (which shall not be construed as covenants):

                           (a)  No Injunctions or Restraints.  No temporary
                                ----------------------------
restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the purchase and sale of the Stock shall be in effect.

                           (b)  Consents.  All consents, approvals and waivers
                                --------
from third parties and Governmental Authorities and other parties set forth on
Schedule 6.2(b) shall have been obtained.

                           (c)  Representations and Warranties.  The
                                ------------------------------
representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                           (d)  Performance of Obligations of Purchaser.
                                ---------------------------------------
Purchaser shall have performed all material obligations and covenants required to be performed by it under this Agreement on or prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                                   ARTICLE VII
                             TERMINATION AND AMENDMENT

                  SECTION VII.1 Termination. This Agreement may be terminated
                                -----------
and the Sale may be abandoned at any time prior to the Closing:

                           (a)  by mutual written consent of Seller and
Purchaser;

                           (b)  by either Seller or Purchaser, by written notice
to the other party, if (i) there has been a violation or breach of any of the other party's material covenants, agreements, or representations or warranties which has not been cured within five business days after written notice thereof by the terminating party to the breaching party, or (ii) there has been an event that makes any of the conditions set forth in Article VI, or, if applicable,
Section 5.2(d), to the obligations of the terminating party incapable of being satisfied prior to the Outside Date;

                           (c)  by either Seller or Purchaser, by written notice
to the other party, if the Sale has not been consummated by 90 days from the date hereof (or such later date, as is agreed to in writing by Seller and Purchaser) (the "Outside Date"), and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this clause (c); provided, however, that to the extent Purchaser obtains an Extension Period pursuant to Section 2.1 hereof, the Outside Date shall be extended to the extended Closing Date;

                           (d)  by either Seller or Purchaser, by written notice
to the other party, if any law or regulation makes consummation of the Sale illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining Seller or Purchaser from consummating the Sale is entered and becomes final and nonappealable;

                           (e)  by either Seller or Purchaser, if the Bankruptcy
Court authorizes Seller to sell the Stock to an Overbidder;

                           (f)  by Purchaser within 30 days from the date
hereof; or

                           (g)  by Purchaser, if the Bankruptcy Court enters an
order that expressly discharges, or has the effect of discharging, any of Seller's or Prandium's unperformed material obligations under this Agreement.

                  SECTION VII.2 Effect of Termination. In the event of
                                ---------------------
termination of this Agreement in accordance with Section 7.1, this Agreement shall forthwith become void and have no effect, except (a) to the extent that such termination results from the breach by a party hereto of its obligations hereunder (in which case such breaching party shall be liable for all damages allowable at law and any relief available at equity, except as such liability may be limited in the Transaction Documents), (b) as otherwise set forth in any written termination agreement and (c) that Sections 4.2(b), 4.10, 4.12, 4.21,
7.3 and 9.11 shall survive termination of this Agreement.

                  SECTION VII.3 Termination Fee. Notwithstanding anything herein
                                ---------------
to the contrary, if Purchaser or Seller terminates the Agreement under Section 7.1(e), Seller shall pay to Purchaser no later than two business days after the entry of the Bankruptcy Court's order approving the transaction with an Overbidder the sum of $450,000 (the "Termination Fee"), which amount shall be paid directly from the winning Overbidder's Overbidder's Deposit provided under
Section 5.2(b)(i)(7). Seller's obligation to pay the Termination Fee hereunder shall constitute an administrative expense in the Reorganization Case.

                  SECTION VII.4 Amendment. This Agreement may not be amended
                                ---------
except by an instrument in writing signed by the party against whom enforcement of any such amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement. A party's waiver of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                                   ARTICLE VIII
                                 INDEMNIFICATION

                  SECTION VIII.1 Indemnification Generally. In addition to and
                                 -------------------------
not in limitation of the indemnities provided in Sections 4.2(a) and 4.8, from and after the Closing, subject to the other provisions of this Article VIII, the parties shall be indemnified as provided in this Article VIII. All amounts payable pursuant to this Article VIII shall be treated as adjustments to the Purchase Price.

                  SECTION VIII.2 Indemnification of Purchaser Indemnitees.
                                 ----------------------------------------
Seller and Prandium shall indemnify, save and keep Purchaser and its "Affiliates" (such term having the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended), successors and permitted assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees"), harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of or arising out of:

                           (a)  any inaccuracy in or breach of any
representation and warranty made by Seller to Purchaser herein or in the Schedules or in any other document or certificate executed in connection with the Closing; or

                           (b)  any breach by Seller, or failure of Seller to
comply with, any of the covenants or obligations under this Agreement to be performed by Seller (including, without limitation, the obligations of Seller under this Article VIII).

                  SECTION VIII.3 Indemnification of Seller Indemnitees.
                                 -------------------------------------
Purchaser shall indemnify, save and keep Seller and its Affiliates, successors and permitted assigns, and their directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"), harmless against and from all Damages sustained or incurred by any Seller Indemnitee as a result of or arising out of:

                           (a)  any inaccuracy in or breach of any
representation and warranty made by Purchaser to Seller herein or in the Schedules or in any other document or certificate executed in connection with the Closing;

                           (b)  any breach by Purchaser, or failure of Purchaser
to comply with, any of the covenants or obligations under this Agreement to be performed by Purchaser (including, without limitation, the obligations of Purchaser under this Article VIII); or

                           (c)  the ownership or operation of the Business from
and after the Closing.

                  SECTION  VIII.4  Limitation on Indemnification Obligations.
                                   -----------------------------------------

                           (a)  All representations and warranties of Seller and
Purchaser contained in this Agreement shall survive the Closing and continue in full force and effect for a period of twelve months thereafter. A claim by a Purchaser Indemnitee or a Seller Indemnitee for indemnification under Section 8.2(a) or Section 8.3(a), respectively, shall be ineffective unless such person delivers a written claim for indemnification within the survival period specified in this Section 8.4(a).

                           (b)  The indemnification to which Purchaser
Indemnitees are entitled pursuant to Section 8.2 and Section 4.8(a) shall be subject to an aggregate ceiling equal to $500,000; provided, however, that indemnification for Damages resulting from a breach of the representations and warranties found in the first sentence of Section 3.1(a) and Sections 3.1(b) and 3.1(d) shall not be subject to the $500,000 ceiling. Prior to the twelve-month anniversary of the Closing Date, Purchaser

Indemnitees shall not seek indemnification under Section 8.2 or Section 4.8(a) more often than once in any three month period.

                  SECTION VIII.5 Cooperation. The party that is required to
                                 -----------
provide indemnification to another party pursuant to this Article VIII (the "Indemnifying Party") shall have the right, at the Indemnifying Party's own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the Indemnifying Party and any party that is entitled to indemnification from another party pursuant to this Article VIII (an "Indemnified Party") shall cooperate in the investigation and defense of said Third Party Claim.

                  SECTION  VIII.6  Third Party Claims Procedure.
                                   ----------------------------

                           (a)  Promptly following the receipt of notice of a
Third Party Claim for which it may seek indemnification hereunder, the party receiving the notice of the Third Party Claim shall notify the Indemnifying Party of such Third Party Claim explaining in reasonable detail the Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced as a result of the failure to give such notice. Within 15 business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to undertake the defense of the Third Party Claim; provided that the Indemnifying Party may so elect to undertake the defense of such claim without the consent of the Indemnified Party only if such claim involves money damages and if the adverse determination of such claim, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the business of the Indemnified Party; provided, further, the Indemnifying Party must elect to undertake the defense of any Third Party Claims relating to Section 8.3(c). Each Indemnified Party shall make available to the Indemnifying Party all information reasonably available to it relating to such Third Party Claim. In addition, the parties hereunder shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend such Third Party Claim or fails to pursue the defense of such Third Party Claim diligently, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim through counsel of its own choosing. The party that defends the Third Party

Claim shall keep the other party fully advised of the progress and disposition of such claim.

                           (b)  In the event the Indemnifying Party elects not
to undertake the defense of a Third Party Claim or fails to pursue diligently the defense of such claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then the Indemnifying Party shall promptly reimburse the Indemnified Party for all Damages, including any amounts paid to litigate or otherwise contest or settle such claim and all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Article VIII.

                           (c)  No Third Party Claim will be settled by the
Indemnifying Party or the Indemnified Party without the consent of the other, which consent will not be unreasonably withheld or delayed; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. The party in charge of the defense or any settlement negotiations shall keep the other party apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

                           (d)  "Damages" shall mean all liabilities,
assessments, levies, losses, fines, penalties, damages (including punitive damages), settlements, costs and expenses, including reasonable fees and expenses of attorneys, accountants, consultants and other professionals sustained or incurred by an Indemnified Party and resulting from, arising out of or incident to (a) any matter for which indemnification is provided under this Agreement, or (b) the enforcement by an Indemnified Party of its rights to indemnification under this Agreement; provided that Damages shall not include any amounts paid in connection with Section 1.3 of this Agreement.

                           (e)  "Third Party Claim" shall mean any claims for
Damages which are asserted or threatened by a Person, other than a party to this Agreement or a successor or assign of a party to this Agreement, against any Indemnified Party or to which an Indemnified Party is subject from such a person.

                  SECTION  VIII.7  General.
                                   -------

                           (a)  Each Indemnified Party shall be obligated in
connection with any claim for indemnification under this Article VIII to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims under the Indemnified Party's insurance policies. The amount that an Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article VIII shall be reduced (retroactively, if necessary) by the net insurance proceeds received under any such insurance policies. If an Indemnified Party shall have received the entire payment required by this Agreement in respect of Damages and shall subsequently receive insurance proceeds under any such insurance policies or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct collection costs).

                           (b)  In addition to the requirements of Section
8.7(a), each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article VIII to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages. Notwithstanding the foregoing, (i) Damages incurred by any Indemnified Party in pursuit of such mitigation shall constitute indemnifiable Damages hereunder and (ii) no Indemnified Party shall be so obligated if such mitigation could adversely affect such Indemnified Party in a significant manner other than solely as a result of monetary damages for which such persons would be entitled to indemnification hereunder.

                           (c)  Subject to the rights of insurers of an
Indemnified Party, an Indemnifying Party shall be subrogated to any right of action which the Indemnified Party may have against any other Person, other than another Indemnified Party, with respect to any matter giving rise to a claim for indemnification hereunder.

                           (d)  The indemnification provided in Section 4.8 and
in this Article VIII and the specific remedies provided for elsewhere in this Agreement shall be the exclusive post-Closing remedy available to any party with respect to any breach of any representation or warranty made by the other party in Article III of this Agreement at law or in equity.

                                   ARTICLE IX
                                 MISCELLANEOUS

                  SECTION IX.1 Notices. All notices and other communications
                               -------
hereunder shall be in writing and shall be deemed given (i) when delivered personally or by documented overnight courier or (ii) upon return of the receipt after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)  if to Purchaser, to

                                    Latin Intellectual Properties, Inc.
                                    5858 Wilshire Boulevard, Suite 300
                                    Los Angeles, California  90064
                                    Attention:  Brad Gluckstein

                           with a copy to:

                                    Jeffer, Mangels, Butler & Marmaro LLP
                                    2121 Avenue of the Stars, Tenth Floor
                                    Los Angeles, California  90067
                                    Attention: Jeffrey E. Sultan, Esq.

                                    After September 1, 2002:
                                    1900 Avenue of the Stars, Suite 700
                                    Los Angeles, California  90067

                           (b)  if to Seller, to

                                    Prandium, Inc.
                                    2701 Alton Parkway
                                    Irvine, California  92606
                                    Attention: Michael Rule, Esq.

                           with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California  90071
                                    Attention: Rod A. Guerra, Esq.

                  SECTION IX.2 Interpretation. When a reference is made in this
                               --------------
Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. All references to Schedules herein shall be deemed to be a reference to such Schedule as it may be amended pursuant to Section 4.17. The table of contents, table of definitions and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." When any representation or warranty in Section 3.1 is made to the knowledge of Seller, such term shall mean only (a) the actual knowledge and (b) the knowledge which could reasonably be derived from the actual knowledge, of the individuals set forth on Schedule 4.6 and the Vice President of Operations of Hamlet and the knowledge of no other Person shall be imputed to any such individuals or to Seller. All accounting terms not defined in this Agreement shall have the meanings determined by GAAP as of the date of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  SECTION IX.3 Severability. If any provision of this Agreement
                               ------------
or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

                  SECTION IX.4 Counterparts. This Agreement may be executed in
                               ------------
one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION IX.5 Entire Agreement. This Agreement (including
                               ----------------
agreements incorporated herein) and the Schedules and Exhibits hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

                  SECTION IX.6 Governing Law; Forum. This Agreement shall be
                               --------------------
governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereof.

                  SECTION IX.7 Jurisdiction and Venue. Seller and Purchaser
                               ----------------------
agree that any suit, action or proceeding arising out of or relating to a dispute shall be instituted and prosecuted in any court of competent jurisdiction located in Los Angeles County which is a court of the United States or California state court. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court or any California state court located in Los Angeles County in the event any dispute arises out of any of the Transaction Documents, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to the Transaction Documents in any court other than a Federal or California state court sitting in Los Angeles County. Notwithstanding the foregoing, so long as the Reorganization Case is pending, the Bankruptcy Court shall have exclusive jurisdiction to resolve any dispute related to the interpretation or performance of the Transaction Documents.

                  SECTION IX.8 Survival of Representations. Except as
                               ---------------------------
specifically set forth herein, the representations or warranties contained in this Agreement or in any other instrument delivered in connection herewith shall terminate at, and shall not survive or have any force or effect after the Closing.

                  SECTION IX.9 Assignment. This Agreement shall be binding upon
                               ----------
and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, however, Purchaser may assign its rights, interests and obligations under this Agreement to an affiliated entity if (i) the assignee is a limited liability company or corporation created or organized under the laws of the United States or any state or political subdivision thereof, (ii) the assignee additionally makes the equivalent of the representations and warranties made by Purchaser herein, and (iii) the assignee and Purchaser jointly and severally retain liability for all of the obligations, representations, warranties and liabilities of Purchaser set forth herein.

                  SECTION IX.10 No Third-Party Beneficiaries. Nothing herein
                                ----------------------------
expressed or implied shall be construed to give any Person other than the parties hereto

(and their successors and assigns permitted by Section 9.9) any legal or equitable rights hereunder.

                  SECTION IX.11 Attorney's Fees. The prevailing party in any
                                ---------------
dispute between Seller, Prandium, and Purchaser relating to this Agreement or the Transaction Documents shall be entitled to recoup its attorneys fees, costs and expenses (including expert fees and costs of investigation).

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of Seller and Purchaser, all as of the date first written above.

                               FRI-MRD CORPORATION

                               By: /s/ Robert T. Trebing, Jr.
                                   Name: Robert T. Trebing, Jr.
                                   Title: President

                               PRANDIUM, INC.

                               By: /s/ Robert T. Trebing, Jr.
                                   Name: Robert T. Trebing, Jr.
                                   Title: EVP / CFO

                               LATIN INTELLECTUAL PROPERTIES,
                               INC.

                               By: /s/ Brad Gluckstein
                                   Name: Brad Gluckstein
                                   Title: President